Exhibit 99.1

Press Release
JOY GLOBAL ANNOUNCES AGREEMENT TO BE ACQUIRED BY KOMATSU
IN $3.7 BILLION ALL-CASH TRANSACTION

Delivers Substantial All-Cash Premium to Joy Global Stockholders

Komatsu Committed to Long-Term Growth of Joy Global,
 Which Will Operate as a Separate Subsidiary of Komatsu

MILWAUKEE, WI – July 21, 2016 – Joy Global Inc. (NYSE: JOY) ("Joy Global"), a worldwide leader in high-productivity mining solutions, today announced that its Board of Directors has unanimously approved a definitive merger agreement under which Komatsu America Corp., a subsidiary of Komatsu Ltd. (TYO: 6301) ("Komatsu"), will acquire Joy Global in a transaction valued at approximately $3.7 billion, including Joy Global's outstanding indebtedness. Under the terms of the agreement, Joy Global stockholders will receive $28.30 per share in cash for each outstanding share of common stock held, representing a 48% premium to the volume weighted average closing price of Joy Global's common stock for the 90 trading days and a 41% premium to the volume weighted average closing price of Joy Global's common stock for the 60 trading days prior to July 21, 2016.

Komatsu intends to operate Joy Global as a separate subsidiary of Komatsu and retain the strength of the Joy Global brand names. The companies will align the organization and operation for optimal customer support from Joy Global's headquarters in Milwaukee, Wisconsin. Komatsu and Joy Global's products and services are highly complementary and the combined organization will continue to focus on safety, productivity and life cycle cost improvement for customers. Komatsu plans to leverage both companies' leading technologies to pursue product and service innovation to enhance mine safety and productivity. In addition, the companies employ complementary strategies and are committed to an integrated direct sales and service model.

"This is a compelling transaction that delivers substantial and certain value to our stockholders as well as expanded options for our customers and employees going forward," said Ted Doheny, President and Chief Executive Officer of Joy Global. "We believe this is the right partnership to meet the evolving needs of our customers while furthering our ability to lead the mining industry with game-changing technologies and best-in-class products. Joy Global's Board of Directors, in making its determination, considered the challenging market conditions the company believes are likely to persist. The mining industry continues to face cyclical headwinds from oversupplied commodities and reduced end user demand resulting in cash flow restrictions for most producers, creating an increasingly challenging environment. We are also seeing structural changes in the U.S. and China coal industry."

Mr. Doheny continued, "Our companies share similar cultures and values, and we expect many Joy Global employees to benefit from exciting career opportunities as part of an even larger, more diversified company. On behalf of the Joy Global Board and management team, we thank our dedicated employees for their continued hard work and commitment to solving mining's toughest challenges."

Closing Conditions

The transaction is subject to customary closing conditions, including approval by Joy Global stockholders, the expiration or termination of the applicable waiting period under the U.S. Hart-Scott-Rodino Antitrust Improvements Act and regulatory approvals in certain other jurisdictions. The transaction is expected to close by mid-2017.

The transaction is not subject to any financing conditions. Komatsu had total assets of JPY2,614 billion ($25 billion) and total equity of JPY1,517 billion ($14 billion) as of March 31, 2016 with a credit rating of A from S&P and A2 from Moody's.

Advisors

Goldman, Sachs & Co. is serving as financial advisor and Wachtell, Lipton, Rosen & Katz is serving as legal counsel to Joy Global. Mitsubishi UFJ Morgan Stanley Securities Co., Ltd. is serving as financial advisor to Komatsu, and Arnold & Porter LLP and Nagashima Ohno & Tsunematsu are serving as legal counsel.

About Joy Global Inc.

Joy Global is a leading provider of advanced equipment, systems and direct services for the global mining industry. The company's P&H, Joy and Montabert branded equipment is a critical component of operations in a variety of commodity markets including energy, hard rock and industrial minerals. Based in Milwaukee, Wisconsin, USA, Joy Global employs 12,000 people in 20 countries. For more information visit www.joyglobal.com.

About Komatsu

Komatsu Ltd., established in 1921, is a diversified provider of industrial-use products and services. While remaining an international leader in the field of construction and mining equipment, the company engages in other business, such as industrial machinery and vehicles, logistics, electronics and other solutions-based operations. Based in Tokyo, Japan, Komatsu employs more than 47,000 globally on a consolidated basis.  For more information visit www.komatsu.com.

CONTACTS
Analysts and Investors Joy Global Inc. Sandy McKenzie (414) 319-8506	Media Joele Frank, Wilkinson Brimmer Katcher Andrew Siegel / Meaghan Repko (212) 355-4449 or Joy Global Inc. Caley Clinton (414) 712-9728

Additional Information and Where to Find it

Joy Global intends to file with the SEC a proxy statement in connection with the contemplated transactions. The definitive proxy statement will be sent or given to Joy Global stockholders and will contain important information about the contemplated transactions. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE. Investors and security holders may obtain a free copy of the proxy statement (when it is available) and other documents filed with the SEC at the SEC's website at www.sec.gov.

Certain Information Concerning Participants

Joy Global and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Joy Global investors and security holders in connection with the contemplated transactions. Information about Joy Global's directors and executive officers is set forth in its proxy statement for its 2016 Annual Meeting of Stockholders and its most recent annual report on Form 10-K. These documents may be obtained for free at the SEC's website at www.sec.gov. Additional information regarding the interests of participants in the solicitation of proxies in connection with the contemplated transactions will be included in the proxy statement that Joy Global intends to file with the SEC.

Cautionary Statement Regarding Forward-Looking Information

 This communication contains forward-looking information about Joy Global, Komatsu Ltd. and Komatsu America Corp. and the proposed transaction. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "could," "plan," "goal," "potential," "pro forma," "seek," "intend" or "anticipate" or the negative thereof or comparable terminology, and include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of announced transactions, and statements about the future performance, operations, products and services of Joy Global and its subsidiaries. Joy Global cautions readers not to place undue reliance on these statements. These forward-looking statements are subject to a variety of risks and uncertainties. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks and uncertainties include the following: the failure to obtain Joy Global stockholder approval of the proposed transaction; the possibility that the closing conditions to the contemplated transactions may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval; delay in closing the transaction or the possibility of non-consummation of the transaction; the potential for regulatory authorities to require divestitures in connection with the proposed transaction; the occurrence of any event that could give rise to termination of the merger agreement; the risk that stockholder litigation in connection with the contemplated transactions may affect the timing or occurrence of the contemplated transactions or result in significant costs of defense, indemnification and liability; risks inherent in the achievement of cost synergies and the timing thereof; risks related to the disruption of the transaction to Joy Global and its management; the effect of announcement of the transaction on Joy Global's ability to retain and hire key personnel and maintain relationships with customers, suppliers and other third parties; fluctuations in the availability and prices of commodities; difficult global economic and capital markets conditions; risks associated with revenues from foreign markets; interruption, failure or compromise of Joy Global's information systems; and changes in the legal and regulatory environment. These risks and others are described in greater detail in Joy Global's Annual Report on Form 10-K for the fiscal year ended October 30, 2015, as well as in Joy Global's Quarterly Reports on Form 10-Q and other documents filed by Joy Global with the SEC after the date thereof. Joy Global makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.